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                                                                     EXHIBIT 5.1


                               [ATTLP LETTERHEAD]



                                 April 26, 2004



Board of Directors
D&K Healthcare Resources, Inc.
8235 Forsyth Blvd.
Clayton, Missouri  63105

Gentlemen:

         In our capacity as counsel for D&K Healthcare Resources, Inc., a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act"), (such Registration Statement being hereinafter referred to as the "Registration Statement") to register the following securities: senior and subordinated debt securities; shares of common stock, $0.01 par value per share; shares of preferred stock, no par value per share; depositary shares representing shares of the preferred stock; warrants to purchase common stock, preferred stock, or depositary shares; stock purchase contracts; and stock purchase units; all of which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate initial public offering price not to exceed $200,000,000. In this connection, we have examined such records, documents and proceedings as we deem relevant and necessary as a basis for the opinion expressed herein.

         In addition, in connection with this opinion, we have assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), relating to the offered securities will have become effective under the Act; (b) a Prospectus Supplement will have been prepared and filed with the Commission describing the securities offered thereby; (c) all offered securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (d) a definitive purchase, underwriting, sales agency or similar agreement with respect to the offered securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (e) any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended.

         Upon the basis of the foregoing, we are of the opinion that:

         1. When the senior and/or subordinated debt securities and the applicable indenture have been authorized by appropriate corporate authorization, the applicable indenture has been duly executed by the parties thereto, and the senior and/or subordinated debt securities have been executed, authenticated and delivered in accordance with the applicable indenture against payment therefore, the debt securities will be validly issued and will constitute binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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Board of Directors
April 26, 2004
Page 2                                           ARMSTRONG TEASDALE LLP [LOGO]



         2. When the common stock and/or the preferred stock have been duly authorized by appropriate corporate authorization and issued upon receipt of payment therefor, the common stock and/or preferred stock will be validly issued, fully paid, and non-assessable.

         3. When the depositary shares and the related deposit agreement have been duly authorized by appropriate corporate authorization, the deposit agreement has been duly executed by the parties thereto, and the depositary shares are executed and issued in accordance with the depositary agreement upon receipt of payment therefor, the depositary shares will be validly issued, fully paid, and non-assessable.

         4. When the warrants and the related warrant agreement have been duly authorized by appropriate corporate authorization, the warrant agreement has been duly executed by the parties thereto, and the warrants have been executed, countersigned, and delivered in accordance with the warrant agreement against payment therefor, the warrants will be validly issued and will constitute binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         5. When the stock purchase contracts and the purchase contract agreement relating to the stock purchase contracts have been duly authorized by appropriate corporate authorization and validly executed and delivered by the parties thereto, and the stock purchase contracts have been duly executed and issued in accordance with the purchase contract agreement, the stock purchase contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         6. When the stock purchase units, purchase contract agreements relating to the stock purchase contracts comprising a part of the units and stock purchase contracts have been duly authorized by appropriate corporate authorization and validly executed and delivered by the parties thereto, and the stock purchase contracts have been duly executed and issued in accordance with the purchase contract agreement, the stock purchase units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we consent to the inclusion of the statements made in reference to our firm under the caption "Legal Opinion" in the prospectus which is a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

                                       /s/ Armstrong Teasdale LLP

                                       ARMSTRONG TEASDALE LLP